UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

June 6, 2006 Date of Report (Date of earliest event reported)
LIGHTING SCIENCE GROUP CORPORATION (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	000-20354 (Commission File Number)	23-2596710 (IRS Employer Identification No.)
2100 McKinney Avenue, Suite 1555, Dallas, Texas 75201 (Address of principal executive offices) (Zip Code)
(214) 382-3630 Registrant’s telephone number, including area code
Not Applicable (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Lighting Science Group Corporation (the “Company”) anticipates entering into a line of credit facility (the “Line of Credit”) with an institutional lender. The Line of Credit would be guaranteed by certain officers, directors, and stockholders of the Company (the “Guarantors”). The Company may not obtain the Line of Credit. In connection with and as consideration for providing guarantees to the institutional lender and enabling the Company to obtain the Line of Credit, the Company expects to issue warrants to purchase shares of Common Stock of the Company (the “Guarantee Warrants”) to the Guarantors in proportion to the dollar amount of the Line of Credit guaranteed by the Guarantors.

On June 6, 2006, in connection with the anticipated issuance of the Guarantee Warrants and as consideration for prospective waivers of certain anti-dilution rights by such parties, the Company entered into Waiver, Consent, and Amendment Agreements with the holders of at least a majority of the shares of the 6% Convertible Preferred Stock of the Company then outstanding that: (i) reduced the conversion price of the 6% Convertible Preferred Stock from $0.80 to $0.50 per share of Common Stock (and thereby increased the total number of shares of Common Stock issued and issuable pursuant to the conversion of the 6% Convertible Preferred Stock from 9,043,864 to 14,001,431); (ii) provide for a contingent reduction of the conversion price of the 6% Convertible Preferred Stock from $0.50 to $0.30 per share of Common Stock in the event that the Current Market Price (as defined in the Certificate of Designation of 6% Convertible Preferred Stock) of the Common Stock is less than $0.50 per share on December 29, 2006 (and thereby further increased the total number of shares of Common Stock issued and issuable pursuant to the conversion of the 6% Convertible Preferred Stock from 14,001,431 to 22,815,431); and (iii) provided for related modifications to the anti-dilution provisions of the 6% Convertible Preferred Stock.

On June 6, 2006, in connection with the anticipated issuance of the Guarantee Warrants and as consideration for prospective waivers of certain anti-dilution rights by such parties, the Company also entered into Waiver, Consent, and Amendment Agreements with certain holders of outstanding warrants to purchase shares of Common Stock that: (i) reduced the exercise price of such warrants from $0.96 to $0.30 per share of Common Stock; and (ii) provided for related modifications to the anti-dilution provisions of such warrants.

This Form 8-K, including the foregoing descriptions of the terms and conditions, is qualified in its entirety by reference to the (i) form of Waiver, Consent and Amendment Agreements and (ii) Certificate of Designation of 6% Convertible Preferred Stock, which are furnished as Exhibits 10.1 and 10.2 hereto, respectively, and incorporated herein by reference. See also Items 3.03 and 5.03 of this Form 8-K. The information in Items 3.03 and 5.03 of this Form 8-K is incorporated in this Item 1.01 by reference.

Item 3.03 Material Modification to Rights of Security Holders.

This Form 8-K is qualified in its entirety by reference to the form of Waiver, Consent, and Amendment Agreement and the Certificate of Designation of 6% Convertible Preferred Stock, which are furnished as Exhibits 10.1 and 10.2 hereto, respectively, and incorporated herein by reference. See also Item 1.01 of this Form 8-K. The information in Item 1.01 of this Form 8-K is incorporated in this Item 3.03 by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

This Form 8-K is qualified in its entirety by reference to the form of Waiver, Consent, and Amendment Agreement and the Certificate of Designation of 6% Convertible Preferred Stock, which are furnished as Exhibits 10.1 and 10.2 hereto, respectively, and incorporated herein by reference. See also Item 1.01 of this Form 8-K. The information in Item 1.01 of this Form 8-K is incorporated in this Item 5.03 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
10.1
Form of Waiver, Consent, and Amendment Agreement dated as of June 6, 2006 by and between Lighting Science Group Corporation and a holder of shares of Lighting Science Group’s 6% Convertible Preferred Stock and/or a warrant or warrants to purchase shares of the Lighting Science Group’s Common Stock (furnished herewith)

10.2
Certificate of Designation of 6% Convertible Preferred Stock of Lighting Science Group Corporation (incorporated by reference from Exhibit 99.7 to the Form 8-K dated May 12, 2005 and filed on May 16, 2005 by Lighting Science Group Corporation with the Commission)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTING SCIENCE GROUP CORPORATION

Date: June 12, 2006        By: __/s/ Ronald E. Lusk
                    Name: Ronald E. Lusk
Title: Chairman of the Board and
Chief Executive Officer

INDEX OF EXHIBITS

Exhibit No.	Description of Exhibit
10.1
Form of Waiver, Consent, and Amendment Agreement dated as of June 6, 2006 by and between Lighting Science Group Corporation and a holder of shares of Lighting Science Group’s 6% Convertible Preferred Stock and/or a warrant or warrants to purchase shares of the Lighting Science Group’s Common Stock (furnished herewith)

10.2
Certificate of Designation of 6% Convertible Preferred Stock of Lighting Science Group Corporation (incorporated by reference from Exhibit 99.7 to the Form 8-K dated May 12, 2005 and filed on May 16, 2005 by Lighting Science Group Corporation with the Commission)